                                                                   Exhibit 99.2


                                CREDIT AGREEMENT

         This Credit Agreement is made and entered into as of this 26th day of March, 1997, between VISUAL EDGE SYSTEMS INC., a Delaware corporation (hereinafter referred to as Borrower), and BARNETT BANK, N.A. (hereinafter referred to as Bank).

BACKGROUND

         Borrower has applied to Bank for a revolving credit facility in the maximum principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00). Bank is willing to establish on its books, such revolving credit facility for Borrower upon the terms and conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and conditions herein, Borrower and Bank agree as follows:

SECTION 1:  DEFINITIONS

         1.1 DEFINED TERMS. Except as otherwise expressly provided in this Agreement, the following capitalized terms shall have the respective meanings ascribed to them for all purposes of this Agreement:

         "Adjusted LIBOR Rate" means, for each Interest Period, a daily rate that is one hundred twenty five basis points (1.25%) over the applicable LIBOR Rate.

         "Agreement" means this Credit Agreement, as the same may be amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof.

         "Bank" has the meaning specified in the first sentence hereof.

          "Borrower" and "Borrowers" have the meaning specified in the first sentence hereof.

         "Business Banking Day" means each day other than a Saturday, a Sunday, or any holiday on which Commercial Banks in Jacksonville, Florida are closed for business.

         "Collateral" means those items more particularly described on Exhibit "A" attached hereto.

         "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

         "Default Rate" has the meaning specified in Subsection 2.5(b) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be supplemented or amended from time to time.

         "Event of Default" means any of the events specified in Section 8 hereof.

         "Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

         "Interest Period" means each period commencing on each Interest Rate Adjustment Date and ending on the next Interest Rate Adjustment Date.

         "Interest Rate Adjustment Date" means the 26th day of April, 1997 and the 26th day of each consecutive month thereafter.

         "Late Fee" has the meaning specified in Subsection 2.6(b) hereof.

         "LIBOR Rate" means for each Interest Period the offered rate for deposits in United States Dollars in the London Interbanc Market for a one (1) month period which appears on the Reuters Screen LIBO page as of 11:00 a.m. (London time) on the day that is two London banking days preceding the first banking day of the Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO page, the rate will be the arithmetic mean of such offered rates. The Lender may, in its discretion, use any other publicly available index or reference rates showing rates offered for United States dollar deposits in the London Interbank Market as of the applicable date. In addition, the Lender may, in its discretion, use rate quotations for daily or annual periods in lieu of quotations for substantially equivalent monthly periods.

         "Loan Documents" mean this Agreement, the Revolving Credit Note, the Pledge Agreement, and any other documents executed in connection with this Agreement.

         "Person" means any corporation, business entity, natural person, firm, joint venture, partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

         "London Banking Day" means each day other than a Saturday, a Sunday or any holiday on which Commercial Banks in London, England are closed for business.

         "Pledge Agreement" has the meaning specified in Subsection 3.1 hereof.

         "Prime Rate" shall mean the annual rate of interest announced from time to time by Barnett Bank, N.A. The Prime Rate is a reference rate of the information and use of the Bank in establishing the actual rates to be charged its Borrowers.

         "Revolving Credit" has the meaning specified in Subsection 2.1(a) hereof.

         "Revolving Credit Committed Amount" has the meaning specified in Subsection 2.1(a) hereof.

         "Revolving Credit Note" has the meaning specified in Subsection 2.4 hereof.

         "Solvent" means, with respect to any Person, that as of the date of determination, both (a) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities including contingent obligations of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

         "Subsidiary" means, for any Person, any corporation, partnership, or other entity of which fifty percent (50%) or more of the securities or other ownership interests having ordinary voting power to elect the board of directors or having direct power to perform functions similar to that of a board of directors is at the time directly or indirectly owned or controlled by such Person.

         "Termination Date" has the meaning specified in Subsection 2.1(b) hereof.

         1.2      OTHER DEFINITION PROVISIONS.

                  (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of Borrower or others, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) words in singular shall include the plural and words in plural shall include the singular, unless the context clearly requires otherwise; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, Generally Accepted Accounting Principles; (e) terms defined in, or by reference to, Article 9 of the Uniform Commercial Code as adopted in Florida to the extent not otherwise defined herein shall have the respective meanings given to them in Article 9 with the exception of the word "document" unless the context clearly requires such meaning; (f) the words "hereby," "hereto," "hereof,"

"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement; (g) words of any gender shall include all other genders; and (h) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context shall expressly provide otherwise.

SECTION 2.  LOAN AMOUNT AND TERMS.

         2.1      THE REVOLVING CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Bank agrees to establish on its books a revolving credit facility in favor of Borrower (the "Revolving Credit") in the maximum principal amount of THREE MILLION FIVE HUNDRED DOLLARS ($3,500,000.00) (the "Revolving Credit Committed Amount").

                  (b) Prior to the 31st day of December, 1997, (the "Termination Date") and so long as there exists no Event of Default or circumstance which with the giving of notice or passage of time would become an Event of Default, Bank shall upon the request of Borrower make advances under the Revolving Credit in accordance with the provisions hereof. During such period, Borrower may borrow, repay, and re-borrow, under the Revolving Credit in accordance with the terms hereof.

                  (c) Payment of all interest and principal under the Revolving Credit shall be due and payable on the 31st day of December, 1997.

         2.2 ADVANCES UNDER REVOLVING CREDIT. Any advance made by Bank under the Revolving Credit shall be made upon notice from Borrower to Bank by twelve noon (12:00 p.m.) on the day of the proposed advance. Each such notice shall be by telephone or telecopier, confirmed immediately in writing. Advances shall be made no more frequently than weekly and each advance shall be in the minimum amount of $50,000.00. Each advance shall be made by crediting the amount of the advance to the general deposit account of Borrower maintained with Bank, except as otherwise specified in writing by Borrower. Bank shall not incur any liability to Borrower in acting upon any telephonic notice referred to above that Bank believes in good faith to have been given by a duly authorized officer or other person authorized to Borrower on behalf of Borrower or for otherwise acting in good faith under this Subsection, and, upon funding of advances by Bank in accordance with this Agreement pursuant to any telephonic notice, Borrower shall be deemed to have received advances hereunder.

         2.3 USE OF PROCEEDS OF REVOLVING CREDIT. Loans or advances made by Bank pursuant to the Revolving Credit shall be used by Borrower to finance start-up costs of Borrower and to provide availability for the issuance of standby letters of credit.

         2.4 NOTE. The Revolving Credit shall be evidenced by a master revolving credit promissory note of Borrower payable to order of Bank in substantially the form of Exhibit "A" hereto, as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time (the "Revolving Credit Note").

         2.5      INTEREST RATE.

                  (a) Interest shall initially accrue on the outstanding principal balance at the rate of 6.90625 percent per annum. The rate of interest shall be adjusted on each Interest Rate Adjustment Date so that interest shall accrue at the Adjusted LIBOR Rate for the Interest Period commencing on such Interest Rate Adjustment Date.

                  (b) After the maturity or due date of the Revolving Credit, whether at the stated maturity, by acceleration, or otherwise, interest shall accrue on the principal amount remaining unpaid at a rate equivalent to the highest lawful rate or twenty five percent (25%) per annum, whichever is less, until paid (the "Default Rate").

         2.6      REPAYMENT.

                  (a) Principal under the Revolving Credit shall be due and payable in a single payment on the 31st day of December, 1997, (the "Maturity Date"). Interest shall be payable monthly in arrears beginning on the 26th day of April, 1997, and continuing on the like day of each month thereafter, as long as any principal amount remains outstanding under the Revolving Credit, and at maturity.

                  (b) If any payment of principal or interest or both under the Revolving Credit is more than ten (10) days late, Borrower shall pay Bank a late charge equal to five percent (5%) of the payment (the "Late Fee"). The provisions herein for a Late Fee shall not be deemed to extend the time for any payment or to constitute a "grace period" giving Borrower a right to cure such default.

         2.7      PREPAYMENTS.

                  Borrower shall be entitled to prepay the Revolving Credit Note and any other notes subject hereto in whole or in part, on any Interest Rate Adjustment Date, without premium or penalty, upon at least two (2) Business Banking Days' notice to Bank, each notice stating the proposed date and principal amount of the prepayment. Each partial prepayment under the Revolving Credit Note shall be applied by Bank first to cure any overadvances then to interest and lawful charges then due and unpaid and then to all other interest and lawful charges accrued.

         2.8      PAYMENTS AND COMPUTATIONS.

                  (a) Each payment and prepayment by Borrower of principal or interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. If any installment of principal or interest becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable during the extension at the annual rate specified for the payment of interest before maturity.

                  (b) Unless otherwise specified herein, scheduled payments and other payments, other than prepayments, shall be applied by Bank first to interest and lawful charges then accrued, then to principal, unless otherwise determined by Bank in its sole discretion.

                  (c) Borrower hereby authorizes Bank, if and to the extent that payment owed to Bank hereunder is not made when due, to charge from time to time against any or al of the accounts of Borrower, with Bank, in which event Bank will give prompt notice to Borrower of such charge; provided, however, that the failure to give such notice shall not affect the validity of such charge.

                  (d) Interest and any fees hereunder shall be computed on the basis of a year of 360 days but charged for the actual number of days elapsed. Each determination by Bank of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Notwithstanding anything contained herein to the contrary, in no event shall any interest rate provided for herein exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Bank does not intend to charge any amount of interest or other fees or charges in the nature of interest that exceeds the maximum amount allowed by applicable law. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless the Borrower notifies Bank in writing to return the excess payment to Borrower, together with interest at the rate specified in Section 687.04(2), Florida Statutes, or any successor statute.

         2.9      INCREASE COSTS, ILLEGALITY, ETC.

                  (a) If either (i) the introduction of or any change in any law or regulation or in the interpretation or administration of any law or regulation by any court or administrative or governmental authority charged with the interpretation of administration thereof from the date hereof or (ii) the compliance with any guideline or request from any such governmental authority, including, without limitation, any central bank (whether or not having the force of law), (x) subject Bank or any corporation controlling Bank to any tax of any kind whatsoever with respect to this Agreement of the Revolving Credit, or changes the basis of taxation of payments to Bank or corporation of principal, commissions, fees, interest, or any other amount payable hereunder (except for (A) taxes on or measured by the overall net income of Bank or branch, office, or agency through which Bank is acting for purposes of this Agreement of (B) changes in the rate of such taxes); (y) imposes, modifies, or holds applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit or commitment therefor extended by, or any other acquisition of funds by, any office of Bank which are not otherwise included in any determination of the LIBOR Rate or other interest payable hereunder; or (z) imposes on Bank or the corporation controlling Bank any other condition, and as a result there shall be any increase in the cost to Bank or the corporation of agreeing to make or making, funding, or maintaining the Revolving Credit by an amount deemed by Bank to be material, then Borrower shall from time to time, upon demand by Bank, pay directly to Bank additional amounts sufficient to compensate Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Bank, shall be conclusive and binding for all purposes, absent manifest error; provided, however, such increase cost shall not be greater than a fluctuating interest rate equal to Barnett Bank, N.A. Prime Rate minus one (1%) percent.

                  (b) If Bank determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) concerning capital adequacy or otherwise has or would have the effect of reducing the rate of return on the capital of Bank of the corporation controlling Bank, as a consequence of, or with reference to, the facilities hereunder, or its making or funding or maintaining the Revolving Credit below the rate which the Bank or such other corporation could have achieved but for such compliance (taking into account the policies of Bank of such corporation with regard to capital) by an amount deemed by Bank to be material. Borrower shall from time to time, upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank or such other corporation for such reduction. A certificate as to such amount, submitted to Borrower by Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If Bank determines that the LIBOR Rate will not adequately reflect the cost to Bank of making, funding, or maintaining the Revolving Credit, Bank shall forthwith so notify Borrower whereupon the interest rate applicable to the Revolving Credit will automatically convert to a fluctuating interest rate equal to Barnett Bank, N.A. Prime Rate minus one (1%) percent, until Bank determines that the circumstances causing such conversion no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful or any central bank or other governmental authority shall assert that it is unlawful for Bank to make, fund, or maintain the Revolving Credit with an interest rate based on the LIBOR Rate, then, on notice thereof and demand therefor by Bank the interest rate applicable to the Revolving Credit will automatically convert to a fluctuating interest rate equal to Barnett Bank, N.A. Prime Rate minus one (1%) percent, until Bank has determined the circumstances causing such conversion no longer exist.

SECTION 3   SECURITY.

         Payment of the loan or loans hereunder shall be secured as provided in this Section 3.

         3.1 PLEDGE AGREEMENT. Payment of the Revolving Credit Note, and any other obligations under the Loan Documents, presently existing or hereafter arising, shall be secured by a pledge of that certain Letter of Credit issued by Republic National Bank of New York (Canada), a subsidiary of Republic National Bank of New York. Borrower shall execute and deliver to Bank a pledge agreement in form and substance satisfactory to Bank (as amended or modified from time to time, the "Pledge Agreement"). The Pledge Agreement shall be sufficient to grant to Bank a first perfected security interest in the aforementioned collateral, subject to no prior liens or encumbrances except in favor of Bank or as Bank permits in writing. Borrower agrees to provide any and all other amendments, financing statements, notices, agreements, or consents required by Bank in connection therewith.

SECTION 4   REPRESENTATIONS AND WARRANTIES.

         To induce Bank to enter into this Agreement and to make the loan or loans hereunder, the Borrower represents and warrants to Bank, insofar as any of the provisions are applicable to it (which representation and warranties shall survive the delivery of the documents mentioned herein and the making of the loan or loans contemplated hereby) as follows:

         4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW; NAME HISTORY. The Borrower is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Borrower has all requisite power (corporate and otherwise) to own and operate its properties and to carry on its business as now being conducted, is duly qualified as a domestic corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary and is in good standing in such jurisdictions, has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates, and is in material compliance with all other requirements of law, rule, or regulation applicable to it and to its business. Without limiting the generality of the foregoing, the Borrower is duly authorized as a domestic corporation to do business in the State of Florida, has paid all fees and penalties due to the Florida Secretary of State in connection with such corporation status and its status is active. Borrower has not merged, changed its name, or done business under a fictitious name during the past five years, except as described herein.

         4.2 CORPORATE POWER AND AUTHORIZATION TO EXECUTE LOAN DOCUMENTS; NO CONFLICT; NO CONSENT. The Borrower has the corporate power and authority and the legal right to execute and deliver the loan Documents to be executed by it and to perform its obligations thereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the transactions contemplated thereby. The execution, delivery and performance by the Borrower of the Loan Documents to be executed by it will not: (a) contravene, conflict with, result in the breach of, or constitute a violation of or default under (i) the articles of incorporation or bylaws of the Borrower; (ii) any applicable law, rule, regulation, judgment, order, writ, injunction, or decree or any court or governmental authority, or
(iii) any agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected; or (b) result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower pursuant to any of the foregoing, except the liens created by the Loan Documents. No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the transactions as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices already obtained or performed and of which Bank has been provided written notice, or referred to or disclosed in the Loan Documents. Any such consents, licenses, authorizations, filings, or notices remain in full force and effect.

         4.3 ENFORCEABLE OBLIGATIONS. The Loan Documents constitute legal, valid, and binding agreements enforceable against the respective parties thereto and any property described therein in accordance with their respective terms. Without limiting the foregoing, the Loan Documents grant Bank a valid and enforceable first perfected security interest in the person property described in the Pledge Agreement.

         4.4      FINANCIAL CONDITION.

                  (a) All the financial statements provided to Bank have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, properties, or condition, financial or otherwise, of Borrower since the date of such financial statements.

                  (b) Borrower does not have any material direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Agreement which are not disclosed by, provided for, or reserved against in the foregoing financial statements or referred to in notes thereto, and at the date of this Agreement there are no material unrealized or anticipated losses from any unfavorable commitments of Borrower.

         4.5 NO LITIGATION. There is no suit or proceeding at law or in equity or other proceeding or investigation (including proceedings by or before any court, arbitrator, governmental or administrative commission, board, bureau, or other administrative agency) pending, or to the best knowledge of the Borrower threatened, by or against or involving Borrower or against any of its properties, existence, or revenues which, individually or in the aggregate, if adversely determined is reasonably likely to have a material adverse effect on the properties, assets or business or on the condition, financial or otherwise, of Borrower or impair the right or ability of Borrower to carry on its operations substantially as now conducted or as anticipated to be conducted in the future, which would impair the priority of the Loan Documents or the ability of Borrower to perform its obligations under the Loan Documents, or regardless of outcome, which questions the validity of the transactions contemplated by the Loan Documents, or, regardless of outcome, which would be required to be disclosed in notes to any balance sheet as of the date hereof of Borrower prepared in reasonable detail in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         4.6      INVESTMENT COMPANY ACT; REGULATION.

                  (a) Borrower is not an investment company, an "affiliated person" of, or "promoters or principal underwriter" for any "investment company," or a company "controlled" by an "investment company" and the Borrower is not an "investment advisors or an affiliate person" of an "investment advisor" (as each of the quoted terms is defined or used in the investment Company Act of 1940, as amended). Neither the making of the loans, nor the establishment of the credits hereunder, nor the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated hereby, will violate the provisions of the foregoing Act or any rule, regulation, or order promulgated thereunder.

                  (b) Borrower is not subject to regulation under any state or local public utilities code or federal, state, or local statute or regulation limiting the ability of Borrower to incur indebtedness for money borrowed or to pledge assets of the type contemplated hereunder.

         4.7 DISCLOSURE AND NO UNTRUE STATEMENTS. No representation or warranty made by the Borrower in the Loan Documents or which will be made by Borrower from time to time in connection with the Loan Documents (a) contains or will contain any misrepresentation or untrue statement of any material fact, or
(b) omits or will omit to state any material fact necessary to make the statements therein not misleading. There is no fact (excluding information relating to world or national economic, social, or political conditions generally) known to the Borrower, which materially adversely affects, or which might in the future materially adversely affect, the business, assets, properties or condition, financial or otherwise, of Borrower, or the ability of Borrower to perform its obligations under the Loan Documents, except as set forth or referred to in the Loan Documents or otherwise disclosed in writing to Bank.

         4.8 PAYMENT OF TAXES. Borrower has filed or caused to be filed all federal, state, and local tax returns which are returned to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, and no controversy in respect of additional taxes of Borrower is pending, or, to the knowledge of Borrower, threatened.

         4.9 AGREEMENT OR CONTRACT RESTRICTIONS; NO DEFAULT. Borrower is not a party to, or is bound by, any agreement, contract, or instrument or subject to any charter or other corporate restriction which materially or adversely affects the business, properties, assets, operations, or condition, financial or otherwise, of Borrower. Borrower is in compliance with and is not in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

         4.10 PATENTS, TRADEMARKS LICENSES, ETC. Borrower owns, possesses, or has the right to use, and holds free from burdensome restrictions or known conflicts with the rights of others, all patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, and copyrights, and all rights with respect to the foregoing necessary to conduct its business as now conducted, and is in full compliance with the terms and conditions, if any, of all such patents, patent rights, licenses, trademarks, and service marks, trademark and service mark rights, trade names, trade name rights, or copyrights and the terms and conditions of any agreements relating thereto.

         4.11 ERISA REQUIREMENT. Except as previously disclosed to Bank in writing, Borrower has no written or oral bonus plan, stock option plan, employee benefit arrangement or understanding. In addition, Borrower, nor any of Borrower's predecessors are now or were formerly, during the five year period immediately preceding the effective date of this Agreement, a participating employer in any multi-employer or "multiple employer" plans with the meaning of Sections 4001(1)(a)(3), 4063 and 4064, of ERISA. Each employee benefit plan subject to the requirements of ERISA complies with all of the requirements of ERISA and those plans which are subject to being "qualified" under Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time, have since their adoption been "qualified" and have received favorable determination letters from the Internal Revenue Service so holding. There is no matter which would adversely affect the qualified tax exempt status of any such trust or plan. No employee benefit plan sponsored by Borrower has engaged in a non-exempt "prohibited transaction" as defined in ERISA.

         4.12 SOLVENCY. Borrower is, and on and after the consummation of the transactions contemplated herein will be Solvent.

         4.13 RACKETEER INFLUENCED AND CORRUPT ORGANIZATION(S) ACT. Borrower has never been nor is now engaged, nor will engage, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et seq; Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts"). None of the real property of Borrower, nor of the interest or interests of any kind of Borrower, including any beneficial interest, or interests, mortgages, and leases, in or on real property, and none of the personal property of Borrower, including money, has ever been, is now, or iS in any way reasonably anticipated by Borrower to become, subject to any lien, notice, civil investigative demand, action, suit, or other proceeding pursuant to the RICO Lien Acts.

         4.14 LOCATION OF OFFICES. The chief executive offices, the principal places of business and the offices where all books and records of Borrower are kept is 2424 North Federal Highway, Boca Raton, Florida 33431. There are not other offices of Borrower.

SECTION 5   CONDITIONS OF LENDING.

         The obligation of Bank to make the loan or loans or to permit any borrowings hereunder is conditioned upon the performance of all agreements by Borrower; contained herein, as well as satisfaction of the following conditions precedent:

         5.1 CONTINUING ACCURACY OF REPRESENTATIONS AND WARRANTIES. At the time of each borrowing hereunder, the representations and warranties set forth in Section 4 hereof, as supplemented by written disclosures given by Borrower to Bank (including subsequent financial statements provided to Bank) of changes affecting such representations and warranties (but which changes would not create an Event of Default under this Agreement except as may have been waived in writing or for which Consent has been given by Bank in writing in its sole discretion) shall be true, correct, and complete in all material respect on and as of the date of the borrowing with the same effect as though the representations and warranties had been made on and as of the date of the borrowing, except to the extent that such representations and warranties may expressly relate to an earlier date, in which case they shall continue to be true as of such date.

         5.2 NO DEFAULT. At the time of each borrowing hereunder, the Borrower shall be in compliance with all terms and conditions set forth herein, and no Event of Default, nor any event which upon notice or lapse of time or both would Constitute an Event of Default, shall have occurred and be continuing at the time of such borrowing.

         5.3 LOAN DOCUMENTS. On or prior to the date of this Agreement, Bank shall have received, duly executed, this Agreement and the other Loan Documents, all in form and substance satisfactory to Bank and counsel for Bank.

         5.4 SUPPORTING DOCUMENTS. On or prior to the date of this Agreement, Bank shall have received all other documents and instruments required hereunder or otherwise reasonably required by Bank to be executed and delivered or otherwise provided to Bank in form and substance satisfactory to Bank and counsel for Bank.

SECTION 6   AFFIRMATIVE  COVENANTS.

         Borrower covenants and agrees that, insofar as any of the provisions are applicable to it, from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless Bank shall otherwise consent in writing, Borrower will fully comply with the following provisions:

         6.1 FINANCIAL REPORTS AND OTHER INFORMATION. Borrower will deliver or cause to be delivered to Bank the following:

                  (a) As soon as practicable and in any event within forty-five
(45) days after the end of each fiscal quarter, a balance sheet as of the last day of such quarter and the related statement of income for such quarter and cumulative year-to-date for Borrower, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank and certified by the chief financial officer of Borrower as to the fairness of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments;

                  (b) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, the audited balance sheet of Borrower as of the end of such fiscal year, and related statements of income, and changes in financial position for such fiscal year, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank.

                  (c) Within ten (10) days after receipt thereof, copies of any management audit letters provided to Borrower by the independent certified public accountant who prepared Borrower's financial statements.

                  (d) With reasonable promptness, such additional financial or other data as Bank may from time to time reasonably request.

         Bank is hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations, or financial condition of Borrower which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over Bank or to any Person which shall, or shall have the right or obligation to, succeed to all or any part of Bank's interest in the Loan Documents.

         6.2 PAYMENT OF INDEBTEDNESS TO BANK; PERFORMANCE OF OTHER COVENANTS; PAYMENT OF OTHER OBLIGATIONS. (a) Borrower will make full and timely payment of the principal of and interest on the indebtedness owed hereunder; (b) Borrower will duly comply with all the terms and covenants contained in the Loan Documents; and (c) Borrower will make full and timely payment of all other indebtedness of Borrower to Bank, whether now existing or hereafter arising.

         6.3 CONDUCT OF BUSINESS, MAINTENANCE OF EXISTENCE AND RIGHTS. Borrower will do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and privileges as a corporation and its franchises, licenses, trade names, patents, trademarks, and permits which are necessary for the continuance of its business, and continue to engage principally in the business currently operated by Borrower.

         6.4 RIGHT OF INSPECTION; DISCUSSIONS. Borrower will permit any Person designated by Bank to visit and inspect any of the properties, corporate books, records, papers, and financial reports of Borrower, including the making of any copies thereof and abstracts therefrom, and to discuss its affairs, finances, and accounts with its principal officers, all at such reasonable times and as often as Bank may reasonably request. Borrower will also permit Bank, or its designated representative, to audit or appraise any of its assets or financial and business records. Bank shall comply with all applicable laws, rules and regulations governing the confidentiality of Borrower's financial records and information.

         6.5      NOTICES.  borrower will promptly give notice to Bank of:

                  (a) The occurrence of any default or Event (or event which would constitute a default or Event of Default but for the requirement that notice be given or time elapse or both) hereunder or under any other obligation of Borrower, in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that Borrower proposes to take with respect thereto; and

                  (b) the commencement or any material change in the nature or status of any litigation, dispute, or proceeding that may involve a claim for damages, injunctive relief, enforcement, or other relief pending, being instituted, or threatened by, against or involving Borrower, or any attachment, levy, execution, or other process being instituted by or against any assets of Borrower, which might impair the conduct of Borrower business or might adversely affect financially or otherwise its business, operations, assets, properties, prospects, or condition.

         6.6 PAYMENT OF TAXES; LIENS. Borrower will promptly pay, or cause to be paid, all taxes, assessments, and other governmental charges which may lawfully be levied or assessed (a) upon the income or profits of Borrower; (b) upon any property, real, personal or mixed, belonging to Borrower, or upon any part thereof; or (c) by reason of employee benefit plans sponsored by Borrower, and will also pay or promptly pay, or cause to be paid, any lawful claims for labor, material, or supplies which, if unpaid, might become a lien or charge against any property of Borrower; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves (determined in accordance with Generally Accepted Accounting Principles) with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

         6.7 INSURANCE OF PROPERTIES. Borrower will keep its business and properties insured at all times by insurance companies acceptable to Bank against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation insurance for fire and other hazards and insurance against liability on account of damage to persons or property and insurance under all applicable workman's compensation) laws and to the same extent thereto and carry such other types and amounts of insurance as are usually carried by Persons engaged in the same or a similar business similarly situated, and upon request deliver to Bank a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

         6.8 TRUE BOOKS. Borrower will keep proper and true books of record and account, satisfactory to Bank, in which full, true, and correct entries will be made of all of its dealings and transactions, and establish on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to all taxes, assessments, charges, levies, and claims, and with respect to its business in general, and will include such reserves in any interim as well as year-end financial statements.

         6.9 OBSERVANCE OF LAWS. Borrower will conform to and duly observe all laws, regulations, and other valid requirements of any governmental authority with respect to the conduct of its business.

         6.10 FURTHER ASSURANCES. At its cost and expense, upon request of Bank, Borrower will duly execute and deliver or cause to be duly executed and delivered to Bank such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Bank to carry out more effectively the provisions and purposes of this Agreement.

         6.11 ERISA BENEFIT PLANS. Borrower will comply with all requirements of ERISA applicable to it and will not materially increase its liabilities under or violate the terms of any present or future benefit plans maintained by it without the prior approval of Bank. Borrower will furnish to Bank as soon as possible and in any event within ten (10) days after Borrower or a duly appointed administrator of a plan (as defined in ERISA) knows or has reason to know that any reportable event, funding deficiency or prohibited transaction (as defined in ERISA) with respect to any plan has occurred, a statement of the chief financial officer of Borrower describing in reasonable detail such reportable event, funding deficiency, or prohibited transaction and any action which Borrower proposes to take with respect thereto, together with a copy of the notice of such event given to the Pension Benefit Guaranty Corporation or the Internal Revenue Service or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing had been authorized.

         6.12 WITHHOLDING TAXES. Borrower will pay, as and when due, all employee withholding, FICA, and other tax payments required by federal, state, and local governments with respect to wages paid to employees.

         6.13 CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS, OFFICE, OR AGENT. Borrower will notify Bank of any change in the name of Borrower, the principal place of business of Borrower, the office where the books and records of Borrower are kept, or any change in the registered agent of Borrower for the purposes of service of process.

SECTION 7   NEGATIVE COVENANTS.

         Borrower covenants and agrees that, insofar as any of the provisions are applicable to it, from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless Bank shall otherwise consent in writing, Borrower willfully comply with the following provisions:

         7.1 MERGER, SALE OF ASSETS, DISSOLUTION, ETC. Borrower will not, directly or indirectly; (a) enter into any transaction of merger or consolidation in which it is not the surviving entity; (b) transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets; (c) change the nature of its business; (d) enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred; (e) wind up, liquidate, or dissolve itself or its business; or (f) agree to any of the foregoing.

SECTION 8.  EVENTS OF DEFAULT.

         The following events shall constitute "Events of Defaults" hereunder.

         8.1 PAYMENT OF OBLIGATIONS UNDER LOAN DOCUMENTS. Borrower's failure to make payment of any principal, interest, or other amount due on any indebtedness owed Bank under the Loan Documents, or failure to make any other payment to Bank as contemplated thereunder either by the terms hereof or otherwise.

         8.2 REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by Borrower herein or in any writing furnished in connection with or pursuant to the Loan Documents, or any report, certificate, financial statement, or other information provided by others and furnished by Borrower to Bank in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect on the date when made or when deemed made.

         8.3 COVENANTS UNDER THE LOAN DOCUMENTS. Borrower or any other Person fails to fully and promptly perform, when due any agreement, covenant, term, or condition binding on it contained in this Agreement or any other Loan Document, or otherwise a part of the transactions covered hereby. In the event of nonmonetary default Bank shall provide Borrower with notice of said default in which event Borrower shall have ten (10) business days from receipt of said notice within which to cure said default.

         8.4 OTHER DEFAULTS UNDER THE LOAN DOCUMENTS. The occurrence of a default or event of default under any other Loan Document, other than with respect to any matters described in Subsection 8.1, 8.2, or 8.3 above.

         8.5 PAYMENT, PERFORMANCE, OR DEFAULT OF OTHER MONETARY OBLIGATIONS. If Borrower fails to make payment on any contract obligation or of principal or interest on any indebtedness other than that created under the Loan Documents or otherwise owed to Bank, beyond any period of grace provided with respect thereto, or fails to fully and promptly perform any other obligation, agreement, term, or condition contained in any agreement under which any such other indebtedness is created beyond any period of grace provided with respect thereto, or there is otherwise a default or event of default thereunder, if the effect of any such failure or default is to cause, or permit the holder or holders of such indebtedness (or a trustee or other person or entity acting in behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity.

         8.6 COVENANTS OR DEFAULTS TO BANK OR OTHERS. If Borrower fails to fully and promptly perform when due any agreement, covenant, term or condition binding on it contained in any lease, contract, or other agreement to which it is a party or in respect of which it is obligated, other than the Loan Document; and other than those containing monetary obligations (as described in Subsections 8.5 and 8.6 above), beyond any period of grace provided with respect thereto, or there is otherwise a default or event of default thereunder, if such failure or default would, either individually or in the aggregate, materially and adversely affect the business, properties, or condition (financial or otherwise) of Borrower.

         8.7 LIQUIDATION; DISSOLUTION; BANKRUPTCY; ETC. Liquidation, dissolution, death or incompetency of Borrower, suspension of the business of Borrower, or the filing or commencement by Borrower of a voluntary petition, case, proceeding or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors, or any other action of Borrower indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; the application by Borrower for, or the appointment, by consent or acquiescence of, a receiver, trustee, custodian, or other similar official for Borrower or for all or a substantial part of its property; the making by Borrower of an assignment for the benefit or creditors; or the inability of Borrower or the admission by Borrower in writing of its inability to pay its debts as they mature.

         8.8 INVOLUNTARY BANKRUPTCY, ETC. Commencement of an involuntary petition, case, proceeding, or other action against Borrower under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; or the involuntary appointment of a receiver, trustee, custodian, or other similar official for Borrower or for all or a substantial part of Borrower's property or assets or there shall be commenced against Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of Borrower's assets or property which results in the entry of an order for such relief, and the continuance of any of such for thirty (30) days without being vacated, discharged, stayed, bonded, or dismissed.

         8.9 JUDGMENTS. The rendition of a judgment against Borrower for the payment of damage or money in excess of $250,000.00, if twenty (20) days have elapsed and the judgment has not been vacated, satisfied or dismissed, and the enforcement of the judgment has not been stayed pending appeal.

         8.10 ATTACHMENT, GARNISHMENT, LIENS IMPOSED BY LAW. The issuance of a writ of attachment or garnishment against, or the imposition of a lien by operation of law on, any property of Borrower if twenty (20) days have elapsed and the proceeding or lien has not been vacated, satisfied, dismissed, or stayed pending appeal.

         8.11 CORPORATE EXISTENCE, TRANSFER OF PROPERTY. Any act or omission (formal or informal) of Borrower or its officer, directors, or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of its corporate existence, rights, licenses, franchises, or permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any Person of all or a substantial part of its property.

         8.12 ADVERSE CHANGE. Bank shall determine that a material adverse change has occurred in the financial condition of Borrower from the condition in existence on the date hereof.

         8.13 INVALIDITY OF SECURITY INTEREST AND LIENS TRANSFER OF COLLATERAL. For any reason after the execution and delivery thereof, any document delivered pursuant hereto that created or was intended to create a security interest or to provide collateral security for indebtedness created hereunder ceases to be in full force and effect, or the liens intended to be created thereby cease to be or are not valid and perfected first liens subject to no other liens except as expressly permitted herein, or the party executing such document contests the validity or enforceability thereof or the lien created thereby, or any collateral covered thereby is transferred to another Person without the prior written consent of Bank.

SECTION 9.  REMEDIES OF BANK.

         If any one or more of the above Events of Default shall occur, Bank may from time to time exercise any one or more of the following remedies:

         9.1 TERMINATION OF COMMITMENTS; ACCELERATION. Bank may, at Bank's option, declare the indebtedness owed to Bank by Borrower hereunder and all other obligations and indebtedness owed by Borrower, to Bank, whether direct or indirect, contingent or certain, to be forthwith due and payable, whereupon the indebtedness owed to Bank by Borrower hereunder and all other obligations owed by Borrower to Bank with accrued interest thereon, shall forthwith become due and payable, all without presentment, demand, protest, or other notice of any kind from Bank, all of which are hereby expressly waived, anything contained in the Loan Documents to the contrary notwithstanding and automatically all commitments to extend credit or to make advances subsequent to the occurrence of the Event of Default shall immediately terminate.

         9.2 REMEDIES AVAILABLE UNDER LOAN DOCUMENTS OR OTHERWISE. Bank may at Bank's option, exercise any of the remedies Bank may have under the Loan Documents, or at law or in equity, individually or in any combination. No right, power, or remedy conferred upon Bank by the Loan Documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

SECTION 10.  MISCELLANEOUS.

         10.1 COURSE OF DEALING; AMENDMENT; SUPPLEMENTAL AGREEMENTS. No course of dealing between the parties hereto shall be effective to amend, modify, or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except in an agreement in writing signed by the party against whom such change is to be enforced. The parties hereto may, subject to the provisions of this Subsection, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the parties hereunder. Any such Supplemental agreement in writing shall be binding upon the parties thereto.

         10.2 WAIVER BY BANK OF REQUIREMENTS. Bank may sign and deliver to Borrower a written statement waiving any of the requirements of this Agreement and in such event the waiver shall be effective only int he specific instance and for the specific purpose for which given.

         10.3 WAIVER OF DEFAULT. Bank may, by written notice to Borrower, at any time and from time to time, waive any Event of Default and its consequences, or any default in the performance or observance of any condition, covenant, or other term hereof and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrower and Bank shall be restored to their former positions prior to such Event of Default or default and shall have the same rights as they had thereto and any Event of Default or default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or default, or impair any right consequent thereto.

         10.4 NOTICES. Notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests and demands to or upon the parties to this Agreement pursuant to any Loan Document shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing to one party to the other:

               Borrower: 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431 Attn.: Earl T. Takefman, CEO or Edward R. Smith, CFO

               Bank: 888 NW 62nd Street, Fort Lauderdale, Florida 33309-2094
               Attn.: Douglas E. Roberts

except in cases where it is expressly herein provided that such notice, request, or demand is not effective until received by the party to whom it is addressed.

         10.5 NO WAIVER; CUMULATIVE REMEDIES. No omission or failure of Bank to exercise and no delay in exercising by Bank of any right, power, or privilege hereunder, shall impair such right, power or privilege shall operate as a waiver thereof or be construed to be a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law, and the warranties, representations, covenants and agreements made therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

         10.6 RELIANCE UPON, SURVIVAL OF AND MATERIALITY OF REPRESENTATIONS AND WARRANTIES, AGREEMENTS AND COVENANTS. All representations and warranties, agreements and covenants made by Borrower in the Loan Documents are material and shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank, and shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall continue in full force and effect so long as nay indebtedness is owned to Bank by Borrower pursuant hereto or so long as there shall be any commitment by Bank to make loans to Borrower hereunder. All statements contained in any certificate or other paper delivered to Bank at any time by or on behalf of Borrower pursuant hereto shall constitute representations and warranties by Borrower hereunder.

         10.7 LIENS, SET-OFF. Borrower hereby grants to Bank a Continuing lien to secure all indebtedness of Borrower to Bank whether created hereunder, pursuant hereto, or otherwise, and whether joint or otherwise, upon any and all monies, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, Bank from or for Borrower, and also upon any and all deposits (general or special, joint or otherwise) and credits of Borrower, if any, at Bank at any time existing. Upon the occurrence of any Event of Default, Bank is hereby authorized at any time and from time to time without notice to Borrower, to set off, appropriate, and apply any or all items hereinabove referred to against all indebtedness of Borrower owned to Bank, whether under the Loan Documents or otherwise whether now existing or hereafter arising, and whether joint or otherwise Bank shall be deemed to have exercised such right of set-off and to have made a charge against such items immediately upon the occurrence of such Event of Default although made or entered on its books subsequent thereof.

         10.8 SEVERABILITY AND ENFORCEABILITY OF PROVISIONS. In the event that any one or more of the provisions of the Loan Documents is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the partied all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid and enforceable. To the extent permitted by applicable law, the parties hereby waive any law that renders any such provision invalid, illegal, or unenforceable in any respect.

         10.9 PAYMENT OF EXPENSES, INCLUDING ATTORNEYS' FEES AND TAXES. Borrower agrees to pay: (a) loan processing fee at closing plus any fees associated with the issuance of Letters of Credit; (b) to pay or reimburse Bank for all of its reasonable costs and expenses incurred in connection with the administration, supervision, collection or enforcement of, or the preservation of any rights under the Loan Documents, including, without limitation, the fees and disbursements of counsel for Bank, including attorneys' fees out of Court, in trial, on appeal, in bankruptcy proceedings or otherwise; (c) without limiting the generality of provision (d) hereof, to pay or reimburse Bank for, and indemnify and hold Bank harmless against liability for, any and all document stamp taxes, non-recurring intangible taxes or other taxes, together with any interest, penalties or other liabilities in connection therewith, that Bank no or hereafter determines are payable with respect to the Loan Documents the obligations evidence by the Loan Documents any advances under the Loan Documents, and any guaranties or mortgages or other security instruments; and
(e) to pay, indemnify and hold Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Loan Documents. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, nor or in the future, and shall be secured by all collateral that secures the loan or loans described herein.

         10.10 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and thereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and thereto, and, to the extent permitted herein, their respective successors and assigns. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Note or Notes hereunder, and in the event of any such assignment or transfer by Bank, the rights and privileges therein conferred upon Bank shall automatically extend to and be vested in such assignee or transferee, and Bank shall be relieved of all liability thereunder. Borrower may assign any of its rights or obligations under the Loan Documents without prior written consent of Bank.

         10.11 COUNTERPART; FACSIMILE SIGNATURES; EFFECTIVE DATE. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in any number of separate counterparts, each of which shall be deemed an original, no one of which need contain all of the signatures of the parties and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties hereto shall be lodged with Bank. This Agreement shall become effective upon the receipt of Bank of original signed counterparts or facsimile confirmation of signed counterparts of this Agreement, each of which shall be deemed an original from each of the parties hereto.

         10.12 GOVERNING LAW. The validity, interpretation and enforcement of this Agreement of this Agreement of the and obligations of the parties hereto, and of the other Loan Documents shall be governed by and construed and interpreted in accordance with the laws of the State of Florida excluding those laws relating to the resolution of conflicts between laws of different jurisdiction.

         10.13 VENUE; PERSONAL JURISDICTION. In any litigation in connection with or to enforce this Agreement or any of the other Loan Documents, Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts located within the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on such Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to the address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

         10.14 COMPLETE AGREEMENT; NO OTHER CONSIDERATION. The Loan Documents contain the final, complete, and exclusive expression of the understanding of Borrower and Bank with respect to the transactions contemplated by the Loan Documents and supersede any written, by or between the parties related to the subject matter hereof. Without limiting the generality of the foregoing, there does not exist any consideration or inducement other than as stated herein for the execution, delivery and performance by Borrower of the Loan Documents.

         10.15 LEGAL OR GOVERNMENTAL LIMITATIONS. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit or make loans to Borrower in an amount in violation of any limitations or prohibitions provided by any applicable statute or regulation.

         10.16 WAIVER OF TRIAL BY JURY. Borrower and Bank hereby knowingly, irrevocably, voluntarily and intentionally waive any right to a trial by jury in respect of any litigation based on this Agreement or the other Loan Documents, arising out of, under, or in connection with this Agreement, the other Loan Documents, or any other document executed in conjunction with the transactions contemplated thereunder, or any course of conduct, course of dealing, statement (whether oral or written) or action of any party. This provision is a material inducement for Bank to enter into the transaction evidence hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.



Witnesses:
                                           VISUAL EDGE SYSTEMS INC., a Delaware
______________________________             corporation


______________________________             By:   /s/ Edward Smith
                                              ----------------------
                                                 Edward R. Smith,
                                                 Chief Financial Officer

                                           BARNETT BANK, N.A.
______________________________



______________________________             By:   /s/ Douglas Roberts
                                               ------------------------
                                                 Douglas E. Roberts,
                                                 Vice President


STATE OF
COUNTY OF

         The foregoing instrument was acknowledged before me this 26th day of March, 1997 by Edward R. Smith, as ________________________ of VISUAL EDGE SYSTEMS INC., a Delaware corporation, who is personally known to me or who has produced Passport 154079162 as identification.


                                               -------------------------------
                                               Notary Public
                                               My Commission Expires:

Freeport, Grand Bahama
The Bahamas

         The foregoing instrument was acknowledged before me this 26th day of March, 1997 by Douglas E. Roberts, as Vice President of BARNETT BANK N.A., who is personally known to me or who has produced Drivers License 2163-165-59-266-0 as identification.


                                               -------------------------------
                                               Notary Public
                                               My Commission Expires: